UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Winmark Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2013

TO THE SHAREHOLDERS OF WINMARK CORPORATION

Notice is hereby given to the shareholders of Winmark Corporation that our Annual Meeting of Shareholders will be held at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441 on Wednesday, April 24, 2013 at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

1.                                      To set the number of members of the Board of Directors at eight.

2.                                      To elect eight directors to serve for a term of one year.

3.                                      To consider an advisory vote to approve executive compensation.

4.                                      To consider an advisory vote on the frequency of votes on executive compensation.

5.                                      To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2013 fiscal year.

6.                                      To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 4, 2013 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting.  Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer
Dated March 14, 2013

Winmark Corporation

605 Highway 169 North, Suite 100

Minneapolis, Minnesota 55441

Annual Meeting of Shareholders

April 24, 2013

PROXY STATEMENT

GENERAL

The Annual Meeting of Shareholders of Winmark Corporation will be held on Wednesday, April 24, 2013, at 4:00 p.m., Central Daylight Time, at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The enclosed proxy is solicited by our Board of Directors.  Such solicitation is being made by mail and may also be made by directors, officers and regular employees of Winmark personally or by telephone.  Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Corporate Secretary, or by appearing in person at the meeting.  Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of the proposals set forth in the Notice of Meeting in favor of the number and slate of directors proposed by the Board of Directors and listed herein, in favor of the advisory vote to approve executive compensation and three (3) years on the frequency of advisory votes to approve executive compensation.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.  If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the determination of the size of the Board, the election of eight directors, the advisory vote on executive compensation and the advisory vote on the frequency of advisory votes on executive compensation (Proposals 1, 2, 3 and 4 of this Proxy Statement).  Your bank or broker is not permitted to vote your uninstructed shares in determining the size of the board, the election of directors, approval of executive compensation, or the frequency of an advisory vote on executive compensation on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf on Proposals 1, 2, 3 and 4.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 of this Proxy Statement).  If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Winmark.  Winmark may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.  This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 27, 2013.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 24, 2013

Under rules promulgated by the Securities and Exchange Commission, Winmark is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at www.winmarkcorporation.com by following the tab under “Investor Relations” and the link for “Proxy Materials”:

•                  Notice of 2013 Annual Meeting of Shareholders to be held on Wednesday, April 24, 2013;

•                  Proxy Statement and form of proxy for 2013 Annual Meeting of Shareholders to be held on Wednesday, April 24, 2013; and

•                  Annual Report on Form 10-K for the fiscal year ended December 29, 2012.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting.  Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed March 4, 2013, as the record date for determining shareholders entitled to vote at the Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on March 4, 2013, 4,999,647 shares of our Common Stock were issued and outstanding.  Common Stock is the only outstanding class of capital stock entitled to vote at the meeting.  Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.  Shareholders are not entitled to cumulative voting rights.

Under applicable Minnesota law, approval of each of the proposals to be voted on at the meeting except the election of the nominees requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.  The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

At the meeting, the Board of Directors is to be elected to hold office until the 2014 Annual Meeting or until successors are elected and have qualified.  Our Bylaws provide that the number of directors on our Board shall be fixed by the shareholders, subject to increase by the Board of Directors in an interim period between shareholder votes.  The Nominating Committee recommended to the Board of Directors that the shareholders set the number of directors at eight.  The Nominating Committee also recommended to the Board of Directors that the shareholders elect the nominees named below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, to set the number of directors at eight and for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

Name and Age	Principal Occupation and Business Experience for Past Five Years

John L. Morgan Age: 71

Mr. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000. Mr. Morgan served as Chairman and Chief Executive Officer of Tomsten, Inc. (d/b/a Archiver’s) from December 2009 through August 2012 pursuant to a management agreement entered into between Winmark and Tomsten, Inc. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999. Mr. Morgan currently serves on the Board of Directors of Canterbury Park Holding Corporation. Mr. Morgan brings experience in executive management and over 40 years of equipment leasing experience to our Board. In his current capacity as Chairman and Chief Executive Officer of Winmark, Mr. Morgan provides an intimate knowledge of our business and operations and provides the Board with company-specific experience and expertise. In addition, his significant ownership stake in Winmark provides the Board with a unique perspective regarding the long-term strategy of the company.

Lawrence A. Barbetta Age: 50

Mr. Barbetta was elected a director of Winmark in April 2012. He currently serves as Chairman of the Board and Chief Executive Officer of eLab Analytics, a provider of cloud computing based industry-specific business intelligence applications since 2008. From 2001 to 2006 Mr. Barbetta was with Siebel Systems, most recently as Senior Vice President and General Manager. He joined Siebel Systems with the acquisition of nQuire Software, a company founded by Mr. Barbetta and where he served as Chief Executive Officer and President from 1997 to 2001. Through his entrepreneurial experiences, and as a senior executive team member with large public software companies, Mr. Barbetta brings to our board expertise managing high-growth businesses and an extensive understanding of the rapidly changing technological landscape.

Jenele C. Grassle Age: 53

Ms. Grassle was elected a director of Winmark in January 2001. She currently serves as Vice President, Merchandising for Bluestem Brands, Inc., a position she has held since June 2012. Ms. Grassle served as Vice President, Merchandising for Aimia, formerly Carlson Marketing, from May 2008 to December 2011. Ms. Grassle served as the Vice President/General Merchandise Manager at Value Vision Media, Inc. from July 2007 to April 2008, as Vice President, Jewelry from July 2006 to July 2007 and as Divisional Merchandise Manager, Ready-to-Wear, Accessories and Cosmetics from February 2005 to July 2006. Ms. Grassle’s background as an executive officer and her expertise in retail management including merchandising, operations and marketing provides expertise as well as leadership skills to our Board.

Kirk A. MacKenzie Age: 74

Mr. MacKenzie was elected a director of Winmark in May 2000 and served as its Vice Chairman from that time until February 2011. In addition, he is currently a private investor, serves as a member of Rush River Group, LLC and is a Director of Geronimo Wind Energy, LLC. From January 1982 to March 1999, Mr. MacKenzie was Executive Vice President of Winthrop Resources Corporation, a business equipment leasing company. Mr. MacKenzie’s experience in equipment leasing, as well as his previous public company executive experience provides significant insight and expertise to our Board, particularly as we continue to build our equipment leasing operations.

Dean B. Phillips Age: 44

Mr. Phillips was elected a director of Winmark in 2007. He currently serves as Chairman of Talenti Gelato, a maker of upscale gelatos and sorbets. From 2000 to 2012, Mr. Phillips served as President and Chief Executive Officer of Phillips Distilling Company. From 1993 to 2000, Mr. Phillips held a variety of sales and marketing positions in both the US and Canada at Phillips Distilling Company and Millennium Import, LLC — the marketer of Belvedere and Chopin luxury vodkas. Mr. Phillips is past Chairman of the Board of Directors of Allina Health System, a member of the Advisory Board of the Center for the Study of Politics and Governance at the University of Minnesota’s Humphrey Institute and a Trustee of The Jay & Rose Phillips Family Foundation. Through his background as a chief executive officer, as well as his other board service, Mr. Phillips brings, leadership, corporate governance and risk assessment skills to our Board.

Paul C. Reyelts Age: 66

Mr. Reyelts was elected a director of Winmark in May 2000 and serves as Lead Director. He served as the Executive Vice President of Finance and Chief Financial Officer of The Valspar Corporation, a global leader in the coatings industry, from April 1982 until February 2008. He remained an Executive Vice President of Valspar Corporation until his retirement in May 2009. In addition, Mr. Reyelts is a director of SRD Development, LLC, and serves on the Board of Trustees of Minnesota Public Radio, the Advisory Board of the University of Minnesota College of Design and the Minneapolis Parks Foundation Board. As the former Chief Financial Officer of a NYSE-listed public company, Mr. Reyelts brings experience in financial and executive management, corporate governance and risk management to our Board. In addition, he has an extensive knowledge of the capital markets due to his prior experience that has proven useful to the Board.

Mark L. Wilson Age: 64

Mr. Wilson was elected a director of Winmark in May 2000. He currently serves as Of Counsel at the law firm of Henson & Efron, P.A. From 1999 to 2006, he served as President of Weisman Enterprises, Inc. and its affiliates, a vending and small transaction management company. In addition, Mr. Wilson currently serves on the Board of Directors of the Minnesota Community Foundation as its Chair, The St. Paul Foundation as its Chair, Intergenerational Living and Health Care, Inc. and GiveMN.org. Mr. Wilson’s background in legal matters and executive management provides significant insight and expertise to our Board. He provides valuable guidance on the issues of corporate governance, risk management and general management.

Steven C. Zola Age: 51

Mr. Zola has served as the President of Winmark Capital Corporation since December 2005 and as a director of Winmark Corporation since February 2011. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005. From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure. Mr. Zola brings over twenty years of equipment leasing experience to our Board. In his current capacity as President of Winmark Capital Corporation, Mr. Zola provides an intimate knowledge of our leasing operations and provides the Board with insight into these activities.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #1 to set the number of members of the Board of Directors at eight.  The Board of Directors recommends that the shareholders vote FOR each of the eight nominees set forth in Proposal #2 to serve for a one year term.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

We have adopted the Winmark Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), that applies to our directors, officers and employees.  The Code of Conduct is publicly available on our web site at www.winmarkcorporation.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver on our web site or in a report on Form 8-K.

Leadership Structure of the Board

In accordance with Winmark’s bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. The Board does not have a policy regarding whether the role of the Chairman and Chief Executive Officer should be separate.

Because our Chief Executive Officer also serves as Chairman of the Board, Winmark has a Lead Director whom is nominated by the Governance and Nominating Committee and is elected by a majority of the independent directors.  Our Lead Director presides over meetings of our independent directors and is an additional resource to the Board with respect to governance and financial matters.

After careful consideration, the Corporate Governance and Nominating Committee has determined that Winmark’s current Board structure combining the principal executive officer and board chairman positions and utilizing a Lead Director is the most appropriate leadership structure for Winmark and its shareholders given its ownership and operating structure.

Majority of Independent Directors; Committees of Independent Directors

The Board of Directors has determined that Ms. Grassle and Messrs. Barbetta, MacKenzie, Phillips, Reyelts, and Wilson, constituting a majority of the Board of Directors, are independent directors in accordance with rules of the NASDAQ since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Mr. MacKenzie serves as a member of Rush River Group, LLC, who leases de minimis amount of office space from Winmark.  The Board considered this relationship in determining that Mr. MacKenzie is independent.  Messrs. Morgan and Zola are precluded from being considered independent by NASDAQ rules since they currently serve as executive officers of Winmark.

Each member of the Audit Committee, Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with NASDAQ rules.

Standing Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.  Each of these Committees’ duties are set forth in a charter, which are available on our website at www.winmarkcorporation.com under the “Investor Relations” heading.

Audit Committee

The Audit Committee provides oversight by reviewing financial reports and other financial information of Winmark, reviewing our systems of internal control regarding finance, accounting, legal compliance and ethics, and reviewing our auditing, accounting and financial reporting process. The Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system.  The Audit Committee coordinates, reviews and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management and Board of Directors regarding the matters related to the Committee’s responsibilities and duties.  The Board has determined that Paul C. Reyelts, an independent director, is the Audit Committee financial expert given, among other factors, his prior experience as a chief financial officer of a NYSE-listed public company.  The current Audit Committee members are Paul C. Reyelts (Chairman), Lawrence A. Barbetta and Mark L. Wilson.  Prior to Mr. Barbetta’s election to the Audit Committee following the issuance of the Audit Committee Report on page 22, Dean B. Phillips served as the third member of the Audit Committee.  The Audit Committee held four (4) meetings during fiscal 2012.

Compensation Committee

The Compensation Committee’s purpose is to assist the Board of Directors in the discharge of its responsibilities relating to (a) fair, reasonable, and competitive compensation practices for our executive officers and other key employees which are consistent with the our objectives; (b) oversight of broad-based employee compensation policies and programs; and (c) fair, reasonable and competitive compensation and benefit programs for our nonemployee directors.  The Compensation Committee, which consists of Mark L. Wilson, Jenele C. Grassle, Dean B. Phillips and Paul C. Reyelts, held one (1) meeting during fiscal 2012.  Mark L. Wilson has been appointed the Chairman of the Compensation Committee.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•                  Review and approve annually appropriate incentive compensation goals and objectives for the CEO and other executive officers.

•                  Consider and approve the base salary, incentive and equity-based compensation awards and other compensation actions for the CEO based upon an evaluation of the CEO’s performance, effectiveness and other relevant considerations.

•                  Review and approve base salaries, incentive and equity-based compensation awards and other compensation actions for all other executive officers, based upon an evaluation of such officer’s performance, effectiveness, the recommendations of the CEO and other relevant considerations.

Compensation decisions for our executive officers and nonemployee members of the Board of Directors are made by the Compensation Committee.  The Compensation Committee also makes decisions regarding the equity compensation of any other Winmark employees.  The Compensation Committee has not elected to utilize the services of a compensation consultant in determining executive compensation, though they have the discretion to utilize the services of a consultant as outlined in the Compensation Committee’s Charter.  To the extent the Committee determines to expend in excess of $5,000 during any fiscal year on consultants, it must seek pre-approval from the Board of such excess expenditures.

Our Chief Executive Officer, with the input of other officers at his discretion, provides the Compensation Committee with recommendations for the compensation of all executive officers and nonemployee directors.

Nominating Committee

The purpose of the Nominating Committee is to advise the Board of Directors and provide oversight on matters related to (a) the selection and nomination of Board Members; and (b) the appointment of Board Committee Members.  The Nominating Committee, which consists of Jenele C. Grassle, Dean B. Phillips, Paul C. Reyelts, and Mark L. Wilson, held one (1) meeting during fiscal 2012.  Jenele C. Grassle has been appointed Chairperson of the Nominating Committee.

Winmark does not have a formal policy with regard to the consideration of director candidates recommended by shareholders since it is our practice to consider director recommendations from any source. The Board is comprised of a majority of independent directors, which ensures consideration of director candidates from any source based on the criteria set forth below.  Each Nominating Committee member is independent.  The Board will consider director candidates recommended by shareholders according to the following membership criteria.

Board Membership Criteria

In selecting the new directors, the Nominating Committee shall consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to composition of the Board, principles of diversity and such other factors as the Committee shall deem important.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Shareholder Nomination of Directors

A shareholder who wishes to recommend one or more directors must provide a written recommendation to our Corporate Secretary at the address below.  Notice of a recommendation must include:

with respect to the shareholder:

•                  name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

•                  name, age, business address, residence address,

•                  current principal occupation,

•                  five year employment history with employer names and a description of the employer’s business,

•                  the number of shares beneficially owned by the nominee,

•                  whether such nominee can read and understand basic financial statements, and

•                  membership on other boards, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  We may require any nominee to furnish additional information that may be needed, or interview a prospective candidate, to determine the eligibility of the nominee.

Risk Oversight

Our Board is charged with providing oversight of Winmark’s risk management processes.  Specifically, the Audit Committee is primarily responsible for overseeing the risk management function.  In carrying out its responsibilities, the Audit Committee works closely with Winmark’s Chief Financial Officer.  The Audit Committee meets quarterly to discuss the financial affairs of the Company.  In addition, at least annually, the Audit Committee reviews a risk assessment and an overview of the risk management processes of the Company.

Meeting Attendance

During fiscal 2012, the Board of Directors held five (5) meetings.  All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

We have not adopted a formal policy with regard to Board Members’ attendance at annual meetings of shareholders, however, all directors are encouraged to attend such meetings.  All of the directors attended the Annual Meeting last year.

Shareholder Communications

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Corporate Secretary

Winmark Corporation

Attention:  Board of Directors

605 Highway 169 N, Suite 400

Minneapolis, Minnesota 55441

EXECUTIVE OFFICERS

The executive officers of Winmark are as follows:

NAME	AGE	POSITION
John L. Morgan	71	Director, Chairman and Chief Executive Officer
Anthony D. Ishaug	41	Chief Financial Officer and Treasurer
Brett D. Heffes	45	President
Steven A. Murphy	47	President, Franchising
Steven C. Zola	51	Director, President, Winmark Capital Corporation
Leah A. Goff	51	Vice President, Human Resources

John L. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000.  Mr. Morgan served as Chairman and Chief Executive Officer of Tomsten, Inc. (d/b/a Archiver’s) from December 2009 through August 2012 pursuant to a management agreement between Winmark and Tomsten, Inc.  He was an independent investor/business consultant from April 1999 to February 2000.  He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999.  In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Anthony D. Ishaug has served as Chief Financial Officer for Winmark since September 2008 and Treasurer since November 2009.  Prior to joining Winmark, Mr. Ishaug was employed as Chief Operating Officer and Chief Financial Officer of Department 56, Inc., (a division of Lenox Group, Inc.), a giftware and collectible company, from January 2008 until September 2008.  From April 2005 to January 2008, Mr. Ishaug served as Controller and Treasurer of Lenox Group, Inc.

Brett D. Heffes has served as President of Winmark Corporation since February 2011.  He served as President of Finance and Administration of Winmark from December 2007 to February 2011.  From November 2002 to September 2008, Mr. Heffes served as Chief Financial Officer and Treasurer for Winmark.

Steven A. Murphy has served as the President of Franchising since October 2006.  Mr. Murphy served as Vice President of Franchise Management from December 2003 to October 2006.  From September 2001 until December 2003, Mr. Murphy served in a number of positions for Winmark including Director of Play It Again Sports and Director of Marketing and Sales.

Steven C. Zola has served as the President of Winmark Capital Corporation since December 2005 and as a director of Winmark Corporation since February 2011. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005.  From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure.

Leah A. Goff has served as Vice President of Human Resources for Winmark since September 2005.  From April 1997 to March 2000 and October 2000 to September 2005, Ms. Goff served as Human Resources Manager for Winmark.

The term of office of each executive officer continues until terminated by Winmark.

There are no arrangements or understandings among any of the executive officers of Winmark and any other person (not an officer or director of Winmark) pursuant to which any of the executive officers were selected as an officer of Winmark.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended December 29, 2012.  Winmark’s compensation structure for NEOs emphasizes the collective accountability to our shareholders, employees, and to one another by examining the performance of the NEOs as a group.  The overall success of our business was examined to determine NEO salary, bonus, and incentive compensation, including a variety of financial and nonfinancial factors such as the overall performance of the company against long-term financial and strategic objectives, cash flow, human resources management, earnings per share, and the effectiveness of the NEOs as a group.  Although our philosophy is to compensate NEOs as a group, we believe it is important to retain the flexibility and discretion to modify all elements of compensation awarded to individuals based upon their general business and company experience, leadership, potential future contribution, and the performance of the businesses for which they are responsible.  There are three primary components to NEOs compensation: (1) base pay, (2) annual incentive bonus, and (3) equity based compensation.

Base pay provides the NEOs with regular compensation for services performed during the fiscal year, and is used to establish a pay range for the annual incentive bonus.  The NEOs’ base pay is determined in part by examining awards from past years, both for NEOs as a group and for each individual NEO.  The annual bonus for each NEO, awarded at the discretion of the Compensation Committee, may range in amount from 0% to 100% of that NEO’s salary.  The annual incentive bonus is designed to motivate and reward the NEOs as a group for furthering the achievement of the Company’s short and long-term objectives during the fiscal year.  The third primary component of compensation is long-term incentive compensation in the form of stock options.  Options were granted to the NEOs by the Compensation Committee under our current employee stock option plans, with a four year vesting period beginning on the first anniversary of the grant date and a ten year term, both contingent upon the continued employment of the NEO.  Although previous awards are considered, the amount of options a NEO receives depends primarily upon the NEOs performance as a group, the total number of option shares recommended for issuance, and the total number of people included in the annual stock option grants.

We entered into an employment agreement with John L. Morgan, CEO, in March 2000, which has been subsequently amended three times.  The most recent amendment, in 2006, clarified that Mr. Morgan’s base salary will be set annually by the Compensation Committee or a similar body of independent directors in its discretion.  Pursuant to the agreement, Mr. Morgan may also receive a bonus determined by the Compensation Committee in its discretion.  The agreement is terminable for any reason by either party upon 30 days written notice.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John L. Morgan	2012	267,250	267,250	—	8,475	542,975
Chief Executive Officer and Chairman of the Board of Directors	2011	254,625	254,625	—	8,397	517,647
Anthony D. Ishaug	2012	200,000	100,000	197,775	8,700	506,475
Chief Financial Officer and Treasurer	2011	175,000	87,500	200,250	8,588	471,338
Brett D. Heffes	2012	267,250	267,250	243,923	8,700	787,123
President	2011	254,625	254,625	246,975	8,588	764,813
Steven A. Murphy	2012	267,250	267,250	243,923	8,700	787,123
President, Franchising	2011	254,625	254,625	246,975	8,588	764,813
Steven C. Zola	2012	267,250	267,250	243,923	8,700	787,123
President, Winmark Capital Corporation	2011	254,625	254,625	246,975	8,588	764,813

(1)         The amounts included under the Option Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2012 and 2011 under the 2010 Stock Option Plan.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 6 “Shareholders’ Equity” in the Annual Report on Form 10-K, and is incorporated herein by reference.

(2)         All Other Compensation paid by Winmark is comprised of 401(k) matching contributions, an optional annual contribution to each employee’s retirement account, and life insurance premium payments.  NEOs receive the same 401(k) matching benefits and the same optional annual contribution to employee retirement accounts as all active and eligible employees.  The maximum life insurance payout for executive officers ($250,000), including NEOs, is higher than the maximum payout for salaried exempt ($150,000) and non-exempt office employees ($75,000).

Outstanding Equity Awards at Fiscal Year-End 2012

Option Awards

	Number of Securities	Number of Securities Underlying
	Underlying Unexercised	Unexercised Options	Option Exercise	Option Expiration
Name	Options (#) Exercisable (1)	(#) Unexercisable	Price ($)	Date
John L. Morgan	—	—	—	—

Anthony D. Ishaug	5,000	0	18.40	09/04/18
	1,250	0	12.75	12/11/18
	2,250	1,750	13.01	06/01/19
	5,250	1.750	22.15	12/10/19
	3,750	3,750	31.19	06/01/20
	3,750	3,750	32.92	12/14/20
	1,875	5,625	37.76	06/01/21
	1,875	5,625	53.34	12/08/21
	0	7,500	51.17	06/01/22
	0	7,500	55.72	12/13/22

Brett D. Heffes	22,500	0	20.96	12/13/17
	11,250	0	16.52	08/13/18
	16,000	0	12.75	12/11/18
	7,500	2,500	13.01	06/01/19
	7,500	2,500	22.15	12/10/19
	5,000	5,000	31.19	06/01/20
	4,625	4,625	32.92	12/14/20
	2,312	6,938	37.76	06/01/21
	2,312	6,938	53.34	12/08/21
	0	9,250	51.17	06/01/22
	0	9,250	55.72	12/13/22

Steven A. Murphy	10,000	0	26.05	12/09/14
	10,000	0	20.46	12/13/15
	19,500	0	20.32	12/14/16
	22,500	0	20.96	12/13/17
	11,250	0	16.52	08/13/18
	16,000	0	12.75	12/11/18
	7,500	2,500	13.01	06/01/19
	7,500	2,500	22.15	12/10/19
	5,000	5,000	31.19	06/01/20
	4,625	4,625	32.92	12/14/20
	2,312	6,938	37.76	06/01/21
	2,312	6,938	53.34	12/08/21
	0	9,250	51.17	06/01/22
	0	9,250	55.72	12/13/22

Steven C. Zola	1,000	0	25.99	01/13/15	(2)
	452	0	20.46	12/13/15
	14,625	0	20.32	12/14/16
	17,686	0	20.96	12/13/17
	11,250	0	16.52	08/13/18
	9,786	0	12.75	12/11/18
	7,500	2,500	13.01	06/01/19
	7,500	2,500	22.15	12/10/19
	5,000	5,000	31.19	06/01/20
	4,625	4,625	32.92	12/14/20
	2,312	6,938	37.76	06/01/21
	2,312	6,938	53.34	12/08/21
	0	9,250	51.17	06/01/22
	0	9,250	55.72	12/13/22

(1)         All of the above-listed option awards were granted pursuant to the 2001 Stock Option Plan and the 2010 Stock Option Plan.  Unless otherwise indicated, the option awards vest 25% per year for four years, beginning on the first anniversary of the option grant.  Each option award was granted on the date 10 years prior to the expiration date, and expires on the indicated date, or earlier in the case of an employee’s termination, disability or death.

(2)         Vests 20% per year for five years, beginning on the first anniversary date of the option grant.  Expires on the tenth anniversary date of the grant, or earlier in the case of the recipient’s death or disability.

Potential Payments Upon Termination of Employment or Change-in-Control

All of our NEOs are at-will employees operating without employment contracts, with the exception of John Morgan, our Chief Executive Officer.  Although we have in the past, and at our discretion may in the future, negotiate severance agreements with our NEOs, we are under no obligation to do so.  We have not entered into contracts or agreements with the NEOs, individually or as a group, guaranteeing lump sum payments to them upon a change of control of Winmark.  However, our 2001 Stock Option Plan (“2001 Plan”) and 2010 Stock Option Plan (“2010 Plan”), which provide option awards to our NEOs, provide that optionees are eligible for certain benefits when a “Transaction” occurs, as defined therein.  A “Transaction” includes the acquisition of the Company through the sale of substantially all of our assets or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation.  Generally speaking, all of the outstanding and unvested stock options granted under the 2001 Plan and 2010 Plan become immediately exercisable upon the occurrence of a Transaction unless the Board selects to either: (a) terminate the 2001 Plan and 2010 Plan and cancel outstanding options not exercised prior to reasonable exercise period; (b) pay optionees, either in cash or shares of the surviving corporation’s stock, the difference between the Fair Market Value of the stock price and the stock option exercise price; or (c) continue the 2001 Plan and 2010 Plan and allow optionees the right to exercise their respective options for an equivalent number of shares of stock of the succeeding corporation.

As of December 29, 2012, the NEOs had the following outstanding and unvested options to purchase shares of our Common Stock that could accelerate upon a change in control:

	Unexercisable	Option Exercise	Stock Price	Value Realized
Name	Option Shares (#)	Price ($)	December 29, 2012	Upon Acceleration ($)(1)
John L. Morgan	—	—	—	—

Anthony D. Ishaug	1,750	13.01	57.55	77,945
	1,750	22.15		61,950
	3,750	31.19		98,850
	3,750	32.92		92,363
	5,625	37.76		111,319
	5,625	53.34		23,681
	7,500	51.17		47,850
	7,500	55.72		13,725

Brett D. Heffes	2,500	13.01	57.55	111,350
	2,500	22.15		88,500
	5,000	31.19		131,800
	4,625	32.92		113,914
	6,938	37.76		137,303
	6,938	53.34		29,209
	9,250	51.17		59,015
	9,250	55.72		16,928

Steven A. Murphy	2,500	13.01	57.55	111,350
	2,500	22.15		88,500
	5,000	31.19		131,800
	4,625	32.92		113,914
	6,938	37.76		137,303
	6,938	53.34		29,209
	9,250	51.17		59,015
	9,250	55.72		16,928

Steven C. Zola	2,500	13.01	57.55	111,350
	2,500	22.15		88,500
	5,000	31.19		131,800
	4,625	32.92		113,914
	6,938	37.76		137,303
	6,938	53.34		29,209
	9,250	51.17		59,015
	9,250	55.72		16,928

(1)         Assuming that a change in control occurred at a stock price of $57.55 per share (the closing price of the Company’s stock as of December 29, 2012).

2012 Director Compensation

Cash Compensation Paid to Board Members

For the fiscal year ended December 29, 2012, nonemployee members of the Board of Directors were entitled to receive an annual cash retainer of $25,000 and an attendance fee of $1,000 for each Board or Committee meeting.  The Lead Director received an additional annual retainer of $5,000.

Stock Option Award

Pursuant to the terms of our Stock Option Plan for Nonemployee Directors, nonemployee directors are automatically granted an option to purchase 25,000 common shares upon the initial election as a director. In 2012, Lawrence A. Barbetta was elected as a director and received an option to purchase 25,000 common shares.  In addition to an initial award under the Nonemployee Director Stock Option Plan, each nonemployee director is eligible to receive stock option grants as determined by the Compensation Committee.  In June and December 2012, each current nonemployee director received a stock option grant of 1,000 shares pursuant to the Nonemployee Director Stock Option Plan.  These options vest 25% per year for four years, beginning one year from the date of the grant, and expire at the end of 10 years.  All of the outstanding and unvested stock options granted under the Nonemployee Director Stock Option Plan become immediately exercisable upon the occurrence of a change in control of the Company.

The following table sets out the fiscal 2012 compensation for each of our current nonemployee directors.

Name(1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)(4)	Total ($)
Lawrence A. Barbetta	18,667	385,620	404,287
Jenele C. Grassle	32,000	26,370	58,370
Kirk A. MacKenzie	30,000	26,370	56,370
Dean B. Phillips	36,000	26,370	62,370
Paul C. Reyelts	41,000	26,370	67,370
Mark L. Wilson	36,000	26,370	62,370

(1)         John L. Morgan, our Chief Executive Officer, also serves as the Chairman of the Board of Directors.  Mr. Morgan did not receive any compensation for his services as a director.  His compensation is outlined in the Summary Compensation Table on page 12.

(2)         Steven C. Zola, our President of Winmark Capital Corporation, also serves as a director since February 2011.  Mr. Zola did not receive any compensation for his services as a director. His compensation is outlined in the Summary Compensation Table on page 12.

(3)         Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2012.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 6 “Shareholders’ Equity” in the Annual Report on Form 10-K, and is incorporated herein by reference.

(4)         As of December 29, 2012, nonemployee directors hold options to purchase the following shares of our common stock pursuant to the Nonemployee Director Stock Option Plan:  Mr. Barbetta, 27,000 shares; Ms. Grassle, 12,000 shares; Mr. MacKenzie, 12,000 shares; Mr. Phillips, 5,000 shares; Mr. Reyelts, 6,650 shares; and Mr. Wilson, 10,400 shares.

Transactions with Related Persons, Promoters and Certain Control Persons

2012 Fiscal Year

On December 20, 2013, in connection with Winmark’s existing stock repurchase plan, Winmark repurchased 16,000 shares of common stock from Dean B. Phillips, a member of Winmark’s Board of Directors, for aggregate consideration of $889,600, or $55.60 per share.

2011 Fiscal Year

There were no reportable related party transactions in fiscal 2011.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of December 29, 2012:

	Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	613,727	$31.46	110,250
Equity compensation plans not approved by security holders	0	—	—
TOTAL	613,727	$31.46	110,250

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by us to own more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer in the Summary Compensation Table, (iii) each director, (iv) each director nominee and (v) all directors and executive officers as a group.  All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted.  The number of shares listed is as of March 4, 2013, the Record Date, unless otherwise noted.

Name (and Address of 5% Holders) or Identity of Group	Number of Shares Beneficially Owned		Percent of Outstanding Shares
John L. Morgan 605 Highway 169 N, Suite 400 Minneapolis, MN 55441	1,708,210	(1)	34.2%

Kirk A. MacKenzie	180,000	(2)	3.6%

Steven A. Murphy	166,301	(3)	3.2%

Brett D. Heffes	160,737	(4)	3.2%

Steven C. Zola	125,304	(5)	2.5%

Mark L. Wilson	44,000	(6)	*

Paul C. Reyelts	35,000	(7)	*

Anthony D. Ishaug	29,000	(8)	*

Dean B. Phillips	23,000		*

Jenele C. Grassle	13,500	(2)	*

Lawrence A. Barbetta	6,250	(9)	*

Bares Capital Management, Inc. 12600 Hill Country Blvd, Suite R-230 Austin, TX 78730	837,022	(10)	16.7%

Ronald G. Olson 1630 North Ridge Drive Wayzata, MN 55391	584,857	(11)	11.7%

All current directors and executive officers as a group (12 persons)	2,507,923	(12)	47.0%

*                                     Less than 1%

(1)                                 Includes 29,032 shares held by Mr. Morgan’s wife, for which he disclaims beneficial ownership.

(2)                                 Includes 7,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(3)                                 Includes 118,499 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.  Includes 700 shares held in two trust accounts on behalf of Mr. Murphy’s children.

(4)                                 Includes 78,999 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.  Includes 1,300 shares held by Mr. Heffes for a minor child.

(5)                                 Includes 77,041 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.  Includes 1,500 shares held in three trust accounts on behalf of Mr. Zola’s children.

(6)                                 Includes 5,400 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(7)                                 Includes 1,650 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(8)                                 Includes 25,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(9)                                 Includes 6,250 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(10)                          We have relied on information provided by Bares Capital Management, Inc. on Schedule 13G/A filed on February 14, 2013.

(11)                          We have relied on information provided by Mr. Olson’s Schedule 13D/A filed on February 8, 2013. Includes 1,500 shares held by Mr. Olson’s wife.

(12)                          Includes 337,211 shares which are not outstanding, but may be acquired within 60 days by all directors and executive officers as a group through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires directors, executive officers, and persons who own more than ten percent of our Common Stock to file with the Securities and Exchange Commission (“Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares.  Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 29, 2012, all Form 3, Form 4 and Form 5 filing requirements of our directors, executive officers and persons who own more than ten percent of our Common Stock were met.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal #3)

General

Section 14A of the Securities Exchange Act requires that Winmark seek a non-binding advisory vote from its shareholders to approve executive compensation.  The Corporation has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term shareholder value.  As previously discussed, there are three primary components to NEO compensation:  (1) base pay, (2) annual incentive bonus and (3) equity based compensation (see discussion in EXECUTIVE COMPENSATION TABLES, p. 11.)

Board Recommendation

The Board recommends that the shareholders approve the compensation awarded by the Company to the NEOs, as described in the  tabular disclosures and other narrative executive compensation disclosures in this Proxy Statement (pp. 11-13) as required by the rules of the Securities and Exchange Commission.  We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.  This is particularly true, in light of the ownership of the NEOs as a group.  As of December 29, 2012, the NEOs of Winmark owned 38% of the outstanding common stock, including a 34% ownership stake by our Chairman and Chief Executive Officer.

The advisory vote to approve executive compensation is non-binding.  The approval or disapproval of this proposal by shareholders will not require the Board or the Committee to take any action regarding the Company’s executive compensation practices.  The final decision on the compensation and benefits of our NEOs remains with the Board of Directors.

ADVISORY VOTE TO APPROVE THE FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Proposal #4)

General

Pursuant to Section 14A of the Securities Exchange Act, at least once every six years, the Company is required to submit for shareholder vote a non-binding resolution to determine whether the advisory shareholder vote on executive compensation described in Proposal #3 shall occur every one, two or three years.

Board Recommendation

After careful consideration of the various arguments supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to shareholders every three years is appropriate for Winmark and its shareholders at this time.  The Board believes three years provides sufficient time for shareholders to evaluate the effectiveness of the Company’s executive compensation program.  The frequency vote is non-binding.  Shareholder approval of a one, two, or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation every one, two or three years.  The final decision on the frequency of the advisory vote on approval of executive compensation remains with the Board of Directors.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal #5)

General

The Audit Committee has the authority to appoint and discharge the independent registered public accounting firm and has chosen to retain GRANT THORNTON LLP to serve as independent registered public accounting firm for fiscal year 2013.  The Board is submitting such appointment of GRANT THORNTON LLP to the shareholders for ratification. If the appointment of GRANT THORNTON LLP is not ratified, the Board of Directors will require the Audit Committee to reconsider its selection.  Representatives from GRANT THORNTON LLP expect to be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following is a summary of the fees billed by GRANT THORNTON LLP for professional services rendered as our independent registered public accounting firm during the 2012 and 2011 fiscal years.

	GRANT THORNTON LLP
Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees	$298,840	$190,424
Audit-Related Fees	14,560	14,560
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$313,400	$204,984

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements (and, for 2012, the audit of our internal control over financial reporting) and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services primarily consist of employee benefit plan audits and consultations concerning financial accounting and reporting standards for Grant Thornton.

Pursuant to its Audit Committee Charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Winmark by its independent auditors or any other auditing or accounting firm.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of Winmark’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the NASDAQ OMX Group, Inc. (“NASDAQ”) that governs audit committee composition, Rule IM-5605-4, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winmark.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                                 reviewed and discussed with management Winmark’s consolidated audited financial statements as of and for the year ended December 29, 2012; and

(2)                                 discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Professional Standards, Vol. 1 AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)                                 received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Winmark’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Paul C. Reyelts, Chairman

Dean B. Phillips

Mark L. Wilson

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #5 to ratify GRANT THORNTON LLP as the independent registered public accounting firm for Winmark.  Under applicable Minnesota law, approval of the proposal to be voted on at the meeting requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

The Winmark Corporation 2014 Annual Meeting of Shareholders is expected to be held on or about April 30, 2014.  Proxy materials for that meeting are expected to be mailed on or about March 26, 2014.  Under SEC Rule 14a-8, shareholder proposals to be included in the Winmark Corporation proxy statement for that meeting must be received by Winmark Corporation on or before November 26, 2013.  Additionally, if Winmark Corporation receives notice of a shareholder proposal after February 9, 2014, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Winmark Corporation, Inc. for its 2014 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT.  THE ANNUAL REPORT IS INCORPORATED HEREIN BY REFERENCE.  WE WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE FURNISHING OF SUCH EXHIBIT(S).  ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ON MARCH 4, 2013, THE RECORD DATE FOR THE 2013 ANNUAL MEETING, AND SHOULD BE DIRECTED TO ANTHONY D. ISHAUG, CHIEF FINANCIAL OFFICER AND TREASURER, AT OUR PRINCIPAL ADDRESS.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting.  In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer

WINMARK CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, April 24, 2013 4:00 p.m. Winmark Corporation Corporate Headquarters 605 Highway 169 N, Suite 100 Minneapolis, MN 55441 Winmark Corporation 605 Highway 169 N, Suite 100, Minneapolis, MN 55441 PROXY This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2013. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 5, and voted “3 YEARS” on Item 4. By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and Kirk A. MacKenzie, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 5, and 3 YEARS on Item 4. 1. Set the number of directors at eight (8). For Against Abstain 2. Election of Directors: 01 John L. Morgan 05 Dean B. Phillips Vote FOR Vote WITHHELD 02 Lawrence A. Barbetta 06 Paul C. Reyelts all nominees from all nominees 03 Jenele C. Grassle 07 Mark L. Wilson (except as marked) 04 Kirk A. MacKenzie 08 Steven C. Zola (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 3. Advisory vote to approve executive compensation. For Against Abstain 4. Approve holding an advisory vote to approve executive compensation every one, two or three years, as indicated. 1 Year 2 Years 3 Years Abstain 5. Ratify the appointment of GRANT THORNTON LLP as independent registered public accounting firm for the 2013 fiscal year. For Against Abstain In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 5, AND 3 YEARS ON ITEM 4. Address Change? Mark box, sign, and indicate changes below: Date, 2013 Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Winmark Corporation